UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2016

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17305 Daimler St., Irvine, California 92614
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The Board of Directors of Cryoport, Inc. (the “Company”) has established September 14, 2016 as the date of the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”). Because the date of the 2016 Annual Meeting has been changed by more than 30 days from the date of the one-year anniversary of the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”), the Company has set a new deadline for submission of stockholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), intended to be included in the Company’s proxy materials for the 2016 Annual Meeting. Stockholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2016 Annual Meeting pursuant to Rule 14a-8 must ensure that such proposal is received by the Secretary of the Company at the Company’s corporate headquarters at: Cryoport, Inc., ATTN: Secretary, 17305 Daimler Street, Irvine, CA 92614, on or before the close of business on August 15, 2016. Any such proposal must also comply with the rules and regulations of the Securities and Exchange Commission under Rule 14a-8 in order to be eligible for inclusion in the proxy materials for the 2016 Annual Meeting.

In addition, in accordance with the Company’s Amended and Restated Bylaws, the deadline for stockholders who wish to bring business before the 2016 Annual Meeting outside of Rule 14a-8 of the Exchange Act was not changed because the 2016 Annual Meeting is being convened less than 60 days prior to the date of the one-year anniversary of the 2015 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: August 2, 2016	By: /s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer